As filed with the Securities and Exchange Commission on October 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1721486
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

47669 Fremont Boulevard

Fremont, California 94538

(510) 979-0400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dennis Bencala

Chief Financial Officer & Vice President

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, California 94538

(510) 979-0400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Allison Leopold Tilley, Esq.

Noelle Matteson, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, California 94304

Telephone: (650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.001per share
Warrants(3)
Total	$30,000,000	$2,139

(1)	Such indeterminate number of shares or amount of common stock and warrants to purchase shares of common stock as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $30,000,000. Securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify information as to the amount to be registered or proposed maximum offering price per unit.
(3)	Subject to footnote (1), there are also being registered hereunder an indeterminate number of shares of common stock that may be issued upon exercise of warrants registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated October 25, 2010

PROSPECTUS

$30,000,000

IKANOS COMMUNICATIONS, INC.

Common Stock

Warrants

We may, from time to time, offer and sell shares of common stock and warrants, either separately or in units, in one or more offerings. The warrants may be exercisable for common stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $30,000,000.

We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “IKAN.” On October 22, 2010, the last reported sale price of our common stock on The NASDAQ Global Market was $1.22 per share.

The aggregate market value of our common stock held by non-affiliates was approximately $39,908,273, based upon the last reported sale price of our common stock on October 18, 2010 as reported on The NASDAQ Global Market. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.

Investing in our securities involves risks. See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of common stock or warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $30,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Ikanos,” “we,” “us” and “our” refer to Ikanos Communications, Inc.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

IKANOS COMMUNICATIONS, INC.

Ikanos Communications, Inc. is a leading provider of advanced broadband semiconductor and software products for the digital home. Our broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. Our products are at the core of digital subscriber line, or DSL, access multiplexers, optical network terminals, concentrators, modems, voice over Internet Protocol terminal adapters, integrated access devices and residential gateways. Our products have been deployed by service providers in Asia, Europe and North America.

We have developed programmable, scalable chip architectures, which form the foundation for deploying and delivering multi-play services. Expertise in the creation and integration of digital signal processor algorithms with advanced digital, analog and mixed signal semiconductors enables us to offer high performance, high-density and low-power asymmetric DSL and very-high-bitrate DSL products. In addition, flexible communications processor architectures with wirespeed packet processing capabilities enable high-performance end-user devices for distributing advanced services in the home. These products thus support service providers’ multi-play deployment plans to the digital home while keeping their capital and operating expenditures low.

We outsource all of our semiconductor fabrication, assembly and test functions, which enable us to focus on design, development, sales and marketing of our products and reduce the level of our capital investment. Our customers consist primarily of original design manufacturers, or ODMs, contract manufacturers, or CMs, and OEMs, who, in turn, sell our semiconductors as part of their solutions to carriers. We also sell to distributors, who in turn sell to ODMs, CMs and OEMs. From time to time we utilize sales representatives to market and distribute our products.

Ikanos was incorporated in Delaware in 1999. Our principal executive offices are located at 47669 Fremont Boulevard, Fremont, California 94538, and our telephone number is (510) 979-0400.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. This description is only a summary. Our certificate of incorporation, certificate of designation of Series A Preferred Stock and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our certificate of incorporation, our certificate of designation of Series A Preferred Stock and our bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

Common Stock. We have 99,000,000 shares of authorized common stock. As of October 22, 2010, there were 54,936,646 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, other than matters that relate solely to the terms of one or more outstanding series of preferred stock if such preferred stockholders are entitled to vote on such matters by law or pursuant to the certificate of incorporation. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Preferred Stock. We have 1,000,000 shares of authorized preferred stock. As of October 22, 2010, there was one share of Series A Preferred Stock issued and outstanding. The certificate of designation of Series A Preferred Stock provides that, so long as the holder of the Series A Preferred Stock holds at least 35% of our outstanding common stock, it shall have the right to nominate and elect three directors but the number of directors that the holder of Series A Preferred Stock has the right to nominate and elect may be reduced if the common stock holdings of the holder of Series A Preferred Stock decreases below 35% of our outstanding common stock. In addition, the consent of the holder of the Series A Preferred Stock is required to amend or appeal any provision of the certificate of incorporation or bylaws that would adversely affect the Series A Preferred Stock.

We may issue preferred stock, in series, with such designations, powers, preferences and other rights, and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Certain Provisions of Delaware Law and of the Charter and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws provide that:

•	our bylaws may be amended or repealed only by a two-thirds vote of our board of directors or a two-thirds stockholder vote;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•

the approval of holders of two-thirds of the shares entitled to vote at an election of directors is required to amend or repeal the provisions of our certificate of incorporation regarding the inability of stockholders to take action by written consent;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•

we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with shares of common stock offered by any prospectus supplement and the warrants may be attached to or separate from shares of common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of common stock purchasable upon exercise of the warrants;

•	the designation and terms of the common stock with which the warrants are issued and the number of the warrants issued with each share of common stock;

•	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

•	the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Some of the underwriters, dealers or agents who participate in the distribution of the securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Ikanos Communications, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 3, 2010 of Ikanos Communications, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Broadband Access Product Line of Conexant Systems, Inc. as of October 3, 2008 and September 28, 2007, and related statements of operations for each of the three fiscal years in the period ended October 3, 2008, incorporated in this prospectus by reference to our Current Report on Form 8-K, filed with the SEC on January 8, 2010, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended January 3, 2010;

•	our Quarterly Reports on Form 10-Q for the quarter ended April 4, 2010 and July 4, 2010;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2010, February 8, 2010 (with respect to Item 2.05 only), March 2, 2010 (amended on March 9, 2010), March 9, 2010, March 18, 2010, April 2, 2010, April 9, 2010, April 28, 2010, May 5, 2010, June 11, 2010, June 14, 2010, July 6, 2010, July 8, 2010, July 30, 2010, and August 4, 2010 (with respect to Items 2.05 and 5.02 only); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on September 19, 2005, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, California 94538, Attn: Corporate Secretary, telephone (510) 979-0400. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC Registration Fee		$2,139
The NASDAQ Stock Market Listing Fees*		*
Transfer Agent and Registrar, Trustee and Depositary Fees*		*
Printing Expenses*		*
Legal Fees and Expenses*		*
Accounting Fees and Expenses*		*
Miscellaneous*		*

	$	*

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VI of the Registrant’s certificate of incorporation and Article VI of the Registrant’s bylaws provide for indemnification of its directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities arising under federal securities laws, liabilities arising out of the performance of their duties as a director or officer and certain other claims and liabilities. Under these agreements and pursuant to our bylaws, the Registrant has also agreed to advance any expenses (including legal fees) incurred by such director or officer in connection with such claims and liabilities.

Item 16.	Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Form of Registrant’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 dated August 6, 2004 (Registration No. 333-116880).

4.2*	Form of Warrant Agreement and Warrant Certificate.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereof).

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California, on October 25, 2010.

IKANOS COMMUNICATIONS, INC.

BY:	/S/ JOHN QUIGLEY
John Quigley President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Quigley and Dennis Bencala, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ JOHN QUIGLEY John Quigley	President, Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2010

/S/ DENNIS BENCALA Dennis Bencala	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	October 25, 2010

/S/ DIOSDADO P. BANATAO Diosdado P. Banatao	Chairman of the Board	October 25, 2010

/S/ DANIAL FAIZULLABHOY Danial Faizullabhoy	Director	October 25, 2010

/S/ FREDERICK LAX Frederick Lax	Director	October 25, 2010

/S/ GEORGE PAVLOV George Pavlov	Director	October 25, 2010

/S/ JAMES SMAHA James Smaha	Director	October 25, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Registrant’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 dated August 6, 2004 (Registration No. 333-116880).

4.2*	Form of Warrant Agreement and Warrant Certificate.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereof).

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.